Exhibit 15.1

July 28, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 28, 2006 on our review of interim financial information of NSTAR for the three-month and six-month periods ended June 30, 2006 and June 30, 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statements on Form S-3 (No. 333-117014), Form S-4 (No. 333-78285) and on Form S-8 (Nos. 333-85559 and 333-87272).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts